UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

POLYCOM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): .
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid: $

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUPPLEMENT TO NOTICE OF

2013 ANNUAL MEETING OF STOCKHOLDERS

June 5, 2013

To Polycom Stockholders:

Enclosed please find supplementary proxy material (the “Supplement”) for the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of Polycom, Inc., a Delaware corporation (“Polycom”), to be held on Wednesday, June 5, 2013, at 10:00 a.m., Pacific time, at Polycom’s corporate headquarters located at 6001 America Center Drive, San Jose, California 95002.

On April 19, 2013, we filed and began mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the Internet, how to request paper copies of these materials, and how to vote by using the Internet, telephone, or mail. The Supplement is being made available on or about May 17, 2013. Except as specifically amended or supplemented by the information contained in the Supplement, all information set forth in the proxy statement for the 2013 Annual Meeting remains unchanged and should be considered in voting your shares.

The primary purpose of the Supplement is to revise the list of nominees for election to our Board of Directors as set forth in Proposal One in the proxy statement for the 2013 Annual Meeting by removing David G. DeWalt as a nominee for the Board of Directors. Effective May 16, 2013, Mr. DeWalt resigned as Chairman of the Board and as a member of Polycom’s Board of Directors in order to avoid any potential auditor independence conflict relating to Polycom’s independent registered public accounting firm (“Independent Audit Firm”). Mr. DeWalt is affiliated with another company that may potentially enter into a business relationship with Polycom’s Independent Audit Firm. As a result, Mr. DeWalt will not be standing for re-election to Polycom’s Board of Directors at the 2013 Annual Meeting.

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. The Supplement does not change the proposals to be acted upon at the 2013 Annual Meeting, which are described in the proxy statement, except that Mr. DeWalt is no longer standing for re-election as a director. No votes received prior to or after the date of this Supplement will be counted for or against the election of Mr. DeWalt to our Board of Directors.

This Supplement, the proxy statement for the 2013 Annual Meeting, and the 2012 annual report to stockholders are available on a website at www.edocumentview.com/plcm in accordance with the rules and regulations adopted by the U.S. Securities and Exchange Commission.

Your vote is very important. Whether or not you plan to attend the 2013 Annual Meeting, we encourage you to read the proxy statement and the Supplement and vote as soon as possible.

All stockholders are cordially invited to attend the 2013 Annual Meeting in person. Any stockholder attending the 2013 Annual Meeting may vote in person even if such stockholder has previously voted by another method, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the 2013 Annual Meeting.

Thank you for your ongoing support of Polycom.

By Order of the Board of Directors of Polycom, Inc.

Andrew M. Miller
Chief Executive Officer, President and Director

POLYCOM, INC.

6001 America Center Drive

San Jose, California 95002

SUPPLEMENT TO PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement, dated May 17, 2013 (the “Supplement”), supplements the proxy statement dated April 19, 2013 (the “Proxy Statement”) previously made available to our stockholders in connection with the solicitation by our Board of Directors of proxies to be voted at the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of Polycom, Inc., a Delaware corporation (“Polycom”), to be held on Wednesday, June 5, 2013, at 10:00 a.m., Pacific time, at Polycom’s corporate headquarters located at 6001 America Center Drive, San Jose, California 95002.

The purpose of this supplement is to (1) revise the list of nominees for election to our Board of Directors as set forth in Proposal One in the Proxy Statement by removing David G. DeWalt as a nominee for the Board of Directors and (2) provide updated information relating to recent changes in our Board structure. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

ELECTION OF DIRECTORS

Resignation from the Board of Directors by David G. DeWalt

Effective May 16, 2013, David G. DeWalt resigned as Chairman of the Board and as a member of the Board of Directors of Polycom in order to avoid any potential auditor independence conflict relating to Polycom’s independent registered public accounting firm (“Independent Audit Firm”). Mr. DeWalt is affiliated with another company that may potentially enter into a business relationship with Polycom’s Independent Audit Firm. As a result, the Board of Directors has authorized a revised slate of nominees for election to the Board of Directors. As discussed below, the revised list of nominees approved by the Board of Directors includes each of Polycom’s current directors other than Mr. DeWalt. Further information on the six nominees is provided below and in the Proxy Statement. In addition, effective May 16, 2013, the Board of Directors approved an amendment to Polycom’s bylaws to reduce the size of the Board of Directors to six members in order to eliminate the vacancy created by Mr. DeWalt’s resignation.

Nominees

Proposal One for the 2013 Annual Meeting consists of the election of directors to serve until the next annual meeting of stockholders or until that director’s successor is duly elected and qualified. The candidates nominated by the Board of Directors consist of all of the nominees identified in the Proxy Statement, with the exception of Mr. DeWalt, who resigned from the Board of Directors effective May 16, 2013. Because Mr. DeWalt is no longer a nominee for the Board of Directors, shares represented by proxies received by Polycom will be voted for the remaining six nominees as instructed and will not be voted for Mr. DeWalt. The following are nominees for Polycom’s Board of Directors:

Name	Age	Position
Andrew M. Miller	53	Chief Executive Officer, President and Director
Betsy S. Atkins (2)(3)	57	Director
John A. Kelley, Jr. (1)(3)	63	Director
D. Scott Mercer (1)(3)	62	Director
William A. Owens (2)	73	Director
Kevin T. Parker (1)	53	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Corporate Governance and Nominating Committee

Biographical information with respect to the nominees, along with the specific experience, qualifications, attributes or skills of each nominee that led the Board of Directors to conclude that each nominee should serve on the Board of Directors with respect to each nominee, is set forth in the Proxy Statement under the caption “Proposal One – Election of Directors.” In addition, share ownership with respect to the nominees is set forth in the Proxy Statement under the caption “Ownership of Securities.”

CORPORATE GOVERNANCE

New Chairman of the Board of Directors; Leadership Structure

Polycom currently separates the positions of Chairman of the Board of Directors and Chief Executive Officer. In connection with Mr. DeWalt’s resignation, the Board of Directors appointed Kevin T. Parker to serve as Chairman of the Board. Mr. Parker brings extensive experience to the role of Chairman of the Board, including over twenty years of executive level operational experience in enterprise software and services. Mr. Parker has served as an independent Director of Polycom’s Board of Directors and Chairman of the Audit Committee since 2005. Mr. Parker was Chairman, President and Chief Executive Officer of Deltek, Inc., a provider of enterprise software applications, from 2005 to 2012, and Chief Financial Officer of PeopleSoft, Inc. from 2000 to 2004.

The Board of Directors continues to believe that Polycom’s current leadership structure is appropriate at this time and provides the most effective leadership for Polycom in a highly competitive and rapidly changing technology industry.

Audit Committee

Effective May 16, 2013, the Board of Directors appointed D. Scott Mercer to serve as chairman of the Audit Committee to replace Mr. Parker, who will remain on the Audit Committee.

Compensation Committee

Effective May 16, 2013, Mr. DeWalt resigned from the Compensation Committee.

VOTING MATTERS

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the 2013 Annual Meeting unless revoked. Shares represented by proxies returned before the 2013 Annual Meeting will be voted for the directors nominated by the Board of Directors as instructed, except that votes will not be cast for Mr. DeWalt because he is no longer nominated for election to the Board by the Board of Directors.

Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “Questions and Answers about the 2013 Annual Meeting and Procedural Matters.”

OTHER MATTERS

Polycom knows of no other matters to be submitted at the 2013 Annual Meeting. If any other matters properly come before the 2013 Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

2

It is important that your shares be represented at the 2013 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

San Jose, California

May 17, 2013

3